SECURITIES AND EXCHANGE COMMISSION
                  Washington, D.C. 20549

                 ----------------------
                          FORM 8-K
                 ----------------------

                      CURRENT REPORT
            Pursuant to Section 13 or 15(d) of
           The Securities Exchange Act of 1934
Date of Earliest Event Reported: October 19, 1999
                  PETHEALTH SYSTEMS, INC.
   (Exact name of registrant as specified in its charter)

     Colorado            000-22151           93-0969365
    (State or other   (Commission File Number) (IRS Employer
 jurisdiction                               Identification
 of incorporation or                         No.)
 organization)

  4400 Route 9 South, 2nd Floor, Freehold, New Jersey 07728
(Address of principal executive offices, including zip code)

                       (732) 409-1212
     (Registrant's telephone number, including area code)

           Former name of Registrant: Triangle, Inc.

Item 1. Changes in Control of Registrant.

     On October 19, 1999, as a result of the Stock Purchase Agreement (the "Purchase Agreement") entered into between PetHealth Systems, Inc. ("PetHealth" or the "Company"), Jagerton Research Limited ("Jagerton") and Martin I. Saposnick, Jagerton purchased 672,500 shares of common stock of PetHealth from various PetHealth shareholders listed below for total consideration of
$225,000.   The consideration was paid by Jagerton in the
following manner: (i) $97,700 was paid to the shareholders owning the 672,500 shares sold to Jagerton;
and (ii)$127,300 was paid by Jagerton to Ameristar
Group, Inc. ("Ameristar") for PetHealth's obligation to Ameristar due under a promissory note in the amount of $127,300. In connection with the Purchase Agreement, Jagerton also received an option to purchase an additional 50,000 shares of common stock of the Company at a price of $.50 per share. As a result of the Purchase Agreement, Jagerton now directly owns approximately 58% of the Company's shares of outstanding and issued common stock with the option to purchase an additional 50,000 shares and may be deemed to be in control.

The Purchase Agreement was adopted, ratified and approved by the members of the Board of Directors of the Company, and by the Board of Directors and all of the shareholders of Jagerton. The source of the consideration used by Jagerton to acquire its interest in the Company was its personal funds. The basis of the "control" by Jagerton is its stock ownership in PetHealth. See the table below.
Jagerton acquired the shares from 20 different entities. Only 3 such entities had 5% or more of the issued and outstanding shares of the Company. The following is a list of all shareholders that sold their shares to Jagerton and the amount of shares held by each shareholder:

Remsen Group Ltd. -           100,000 shares
Wilmont Holdings Corp. -      100,000 shares
J.J. Kandele Inc. -           100,000 shares
Linda Li -                     50,000 shares
Ilene Meyers -                 50,000 shares
Clair Li -                     25,000 shares
Steve Auerbach -               25,000 shares
Robert Gordon -                20,000 shares
Gera Laun -                     5,000 shares
Jude Barbera -                 30,000 shares
Judith Newfield -               5,000 shares
Jeff Pearlman -                42,500 shares
Dr. & Mrs. George Josephson -  10,000 shares
Dr. & Mrs. Robert Miller -     10,000 shares
William Cleary -               10,400 shares
Arlene Gaetani -               25,000 shares
Brian Skelton -                39,600 shares
George A. Zahos -              10,000 shares
Robert Auslander -              5,000 shares
Karen A. Baker -               10,000 shares

A copy of the Agreement accompanies this Report, which, by this reference, is incorporated herein; the foregoing summary is modified in its entirety by such reference.
The following table contains information regarding shareholdings of the Company's current directors and executive officers and those persons or entities who beneficially own more than 5% of the Company's issued and outstanding common stock, after taking into account the completion of the Purchase Agreement:

                                             Amount and Nature          Percent
                                             of Beneficial              of
Name                          Title          Ownership                  Class

Jagerton Research Limited      Shareholder      672,500               58.0%
Richard I. Anslow              President/Secretary       0                0.0%
                               and Director

All directors and executive officers
         as a group                                                       0.0%

MANAGEMENT

Names                      Title or Position                               Age

Richard I. Anslow          President, Secretary and Director               38

RICHARD I. ANSLOW.  President, Secretary and Director, age
38, is an attorney admitted to practice law in New York, New Jersey and the District of Columbia. Mr. Anslow graduated from the Benjamin N. Cardozo School of Law
(Yeshiva University) and received a Juris Doctor in 1985. He received a Bachelor of Science Degree in
Accounting from the State University of New York at
Buffalo in 1982. He started his career as a tax attorney with the accounting firm of Ernst & Young
(formerly known as Arthur Young & Co.). Thereafter, he worked for several law firms in New York City and New
Jersey.  He started his own legal practice in 1993.

Item 4. Changes in Registrant's Certifying Accountant.
(a ) Previous Independent Auditors:
(i) Janet Loss, C.P.A, P.C. ("Loss") was replaced as the independent auditor for the Company on September 23, 1999.

(ii) Loss's reports on the financial statements of the Company for the two fiscal years ended December 31, 1998 contain no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

(iii) The Company's Board of Directors approved the change in accountants.

(iv)   For the two most recent fiscal years ended December
31, 1998 through September 22, 1999, there has been no disagreement between the Company and Loss on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Loss would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

In connection with Purchase Agreement set forth in Item 1 above, the new officer and director of PetHealth agreed to retain Varma and Associates for its accounting work.

(v)     During the two most recent fiscal years ended
December 31, 1998 and through September 22, 1999 the
Company has not been advised of any matters described in Regulation S-B, Item 304(a)(1)(B).

The Company has requested that Loss furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not Loss agrees with the above statements. A copy of such letter will be filed as Exhibit (c) to this Form 8-K, when received.

(b)     New Independent Accountants:

(i) The Company engaged, Varma & Associates, 610 Crown Oak Centre Drive, Longwood, Florida 32750 ("Varma"), as its new independent accountants as of September 23, 1999. Prior to such date, the Company did not consult with Varma regarding (i) the application of accounting principles,(ii) the type of audit opinion that might be rendered by Varma, or (iii) any other matter that was the subject of a disagreement between the Company and its former auditor as described in Item 304(a)(1)(iv) of Regulation S-B.

Item 6. Resignations of Directors and Executive Officers. As a result of the Purchase Agreement, the following resigned as officers and directors of the Company:
Robert Gordon resigned as President and Director; Gera
Laun resigned as Secretary; Chip Kurzenhauser resigned as Director; and Brian Skelton resigned as Director. The new majority shareholder of the Company, Jagerton (See
Item 1.) appointed Richard I. Anslow as the sole
Director of the Company. Mr. Anslow as the sole Director of the Company appointed himself as President and Secretary of the Company. The previous Directors and Officers resigned solely as a result of the Purchase Agreement and there was no disagreement with the Company.

Item 7.  Financial Statements and Exhibits
(a)          Not applicable.
(b)          Not applicable.
(c) Letter from Janet Loss, CPA, P.C. to be filed by amendment.
Exhibits pursuant to Item 601 of Regulation S-B:

Exhibit No.     Description
-----------     ------------------------
2               Asset Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities and Exchange
Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PETHEALTH SYSTEMS, INC.
/s/ RICHARD I. ANSLOW, President
    -----------------------------
By: RICHARD I. ANSLOW, President

Date: November 2, 1999

                   INDEX TO EXHIBITS

EXHIBIT NO.          DESCRIPTION
-----------          ------------------------
2                    Asset Purchase Agreement

                STOCK PURCHASE AGREEMENT


                 THIS STOCK PURCHASE AGREEMENT, entered into the 25th day of September 1998, by. between and among:

            JAGERTON RESEARCH LIMITED, or its assignees, a corporation whose address is c/o Richard I. Anslow, Esq., 4255 Route 9, Freehold, NJ 07728, hereinafter referred to as the "Purchaser";

            PETHEALTH SYSTEMS, INC., a corporation organized under the laws of the State of Colorado, with its principal offices located at 444 Madison Avenue Suite 17
1 0, New York, New York 10022, hereinafter referred to as "PetHealth"; and

            MARTIN I. SAPOSNICK, whose office address is 444
Madison Avenue Suite 1710, New York, New York, hereinafter referred to as the "Representative," who represents certain of the shareholders of PetHealth who are collectively referred to herein as "Sellers."
All of the foregoing are sometimes herein collectively referred to as "the Parties."

                       WITNESSETH:

       WHEREAS, PetHealth is a publicly held corporation whose common stock is traded in the over-the-counter market on the "Bulletin Board" and which currently has no business operations; and

       WHEREAS, Sellers are the owners and holders of an aggregate of 720,000 shares of PetHealth common stock
(inclusive of an option to purchase 50,000 shares previously granted to Jeffrey Pearlman as set forth below) which constitutes Approximately SIXTY- TWO (62%) percent of the shares of the Common Stock (hereinafter referred to as the "Stock") of PetHealth; and

       WHEREAS, Sellers, through Representative, desire to sell to Purchaser, and Purchaser desires to purchase from Sellers, all of the Stock owned by Sellers for the consideration and under the terms hereinafter set forth;
and

       WHEREAS, PetHealth confirms that (i) there is authorized only one class of Common Stock of which there is issued and outstanding a total of 1,153,000 shares and no other security convertible into shares of common stock are issued and outstanding in PetHealth; and (ii) there are no warrants, options, rights or other obligations of any nature and kind whereby PetHealth would be obligated to issue any additional shares of Common Stock or of any other type or kind of security except for an option to Jeffrey Pearlman to purchase up to 50,000 shares at a price of $0.50 per share;

       NOW, THEREFORE, in consideration of the promises and mutual representations. warranties and covenants herein contained, the Parties hereto accept and adopt this Stock Purchase Agreement (the "Agreement"), and hereby pecifically agree as follows:

1. Purchase of Seller's Stock. The Parties agree that at the Closing Date hereinafter specified and subject to the conditions hereof, Sellers, through their Representative, shall sell, assign and transfer to Purchaser free from any liens, claims or encumbrances, all of the Sellers' Stock in PetHealth (a total of 720,000 shares of Common Stock, inclusive of the option to purchase 50,000 shares at a price of $0.50 per share previously granted to Jeffrey Pearlman), and the Purchaser agrees to purchase acquire all of such Stock and option, subject to the conditions, covenants and agreements herein set forth and for the considerations hereinafter described, and upon payment in full of the consideration and performance of the other covenants and conditions hereof, Purchaser shall become the exclusive owner of the Stock.

2.          Consideration.
            a. Purchase Price. The Purchaser agrees to pay to Sellers the total sum of $97,700 as the purchase price for the Stock and option, plus compliance with such other obligations as are specifically set forth herein below;
            b.   Payment and Relief of PetHealth
Obligations.  In addition to the Purchase Price,
Purchaser shall pay the obligation to Ameristar Group, Inc. in the amount of $127,300, which payment shall be made on or before the Closing Date hereof. Such obligation shall be assigned to a party chosen by Purchaser.
                     c.   Payment Upon Execution.  Upon
execution of this Agreement, Purchaser shall pay Seller $119,980 as a deposit towards the purchase price.
Seller's attorney, as part of such payment may release funds currently held by him belonging to Purchaser and shall hold in the place of such funds the Stock, together with appropriate Medallion Guaranteed Stock Powers in escrow until closing.

3. Delivery of Stock. On the Closing Date as set forth herein and subject to the payment of the consideration as set forth in Paragraph 2 of this Agreement, Sellers will deliver all of the Stock, in good transferable form, duly endorsed for transfer with all transfer taxes paid, if any. Upon execution of this Agreement Seller may not cause to be issued by PetHealth any additional shares from treasury or undertake any, stock splits. stock dividend or the like.

4.           Warranties and Representations of Sellers.
Sellers, through Representative, warrants and represents to the Purchaser the following:
          (a) Seller hereby represents and warrants to the Purchaser that the Stock is duly and validly issued, fully paid and non-assessable, and is free and clear of all voting trusts, agreements, arrangements, liens and all other encumbrances, claims, equities and liabilities of every nature, and Sellers, having duly taken all action required to transfer the Stock to the Purchaser, have the unqualified right to sell, assign and transfer the Stock to the Purchaser and to deliver clear and unencumbered title thereto and upon delivery of the Stock as herein provided, clear and unencumbered title thereto shall be conveyed to the Purchaser.
          (b) Representative has full right power and authority granted by each Seller of the Stock to enter into this Agreement on their behalf and to perform the duties to be performed by Representative herein including but not limited to the granting of direction of the payment of the Purchase Price by Purchaser;
          (c) Sellers warrant that Purchaser has been supplied by Representative a true and correct copy of the audited balance sheet and accounts of PetHealth for the year ended December 31, 1997 and unaudited statements for the period ended June 30, 1998, which information has been prepared in accordance with generally accepted accounting principles. Sellers further warrant that from the date of the financial statements described above until the date of this Agreement, and at the Closing Date, there has been or there will not be any event which would reflect any adverse change in the circumstances of or the financial condition of PetHealth. Sellers warrants that all liabilities of PetHealth are included in the financial information given to Purchaser and that upon payment of the obligations set forth in Paragraph 2(b) above, PetHealth will have no liabilities remaining on its balance sheet.
         (d)      PetHealth is a corporation duly formed
and in good standing under the laws of its state of incorporation and with all governmental or regulatory agencies;
          (e) All filings required by all regulatory agencies relating to PetHealth's status as a publicly held and trading corporation are current and properly made.
          (f)      All taxes, state, federal and local are
current with no amounts due.
          (g) Sellers warrant and represent that there are no suits, complaints, arbitration proceedings, regulatory agency proceedings, or contingent liabilities outstanding as of the date hereof or on the Closing date, which would result in liability or loss after the Closing Date pertaining to the activities of PetHealth or which could adversely affect the right of any Seller in the Stock to be delivered hereunder.
          (h)      To the extent that any of the parties
whose Stock is being sold hereunder is a corporation, such party has taken all required corporate action to affirm and ratify the terms and conditions of this Agreement and this Agreement is the valid and binding corporate obligation of such party enforceable according to its terms.

       5.     Warranties and Representations of Purchaser.
          (a) Purchaser is a corporation duly formed and in good standing under the laws of its incorporation and with all governmental or regulatory agencies having jurisdiction over its activities,
          (b)      Purchaser has taken all required
corporate action to affirm and ratify the terms and conditions of this Agreement and this Agreement is the valid and binding corporate obligation of such party enforceable according to its terms.

     6.            Covenant of Sellers.  At the Closing
together with the delivery of the Stock, Representative will deliver the duly tendered resignation of all officers and/or directors of PetHealth.

     7.            Indemnification.  The parties agree to
indemnify each other as follows:
          (a) In order to further induce Sellers to enter into this Agreement, and for other good and valuable considerations, receipt whereof is acknowledged, Purchaser agrees to indemnify Sellers, and their heirs and assigns, and to hold them harmless in respect of. (i) any action, claim, obligation and all liabilities of PetHealth of any nature, whether accrued, contingent, absolute or otherwise, which shall arise after the Closing Date, with respect to any action taken by Purchaser after the sale of the Stock from Sellers to Purchaser, and which would in any way subject Sellers to any personal liability, cost or obligation; (ii) any action, obligation, claim or liability arising from any breach of warranty, misrepresentation or covenant made in this Agreement;
    (iii) any damage or deficiency arising from any such action or failure to act; and (iv) all actions, suits, proceedings, demands, assessments, fines, judgements, costs, expenses or reasonable attorney's fees incident to the foregoing.
          (b) In order to further induce the Purchaser to enter into this Agreement, and for other good and valuable considerations, receipt whereof is hereby acknowledged, Seller agree to indemnify Purchaser and its successors and assigns, and to hold them harmless in respect of: (i) any action, claim, obligation and all liabilities of PetHealth of any nature, whether accrued, contingent, absolute or otherwise, which shall arise before the Closing Date due to undisclosed claims or obligations not set forth in PetHealth's financial statements or any other written document given to the Purchaser prior to the Closing Date; (ii) any action, obligation, claim or liability arising from any breach of warranty, misrepresentation or covenant made in this Agreement; (iii) any damage or deficiency arising from any such action or failure to act; and (iv) all actions, suits, proceedings, demands, assessments, fines, judgements, costs, expenses or reasonable attorney's fees incident to the foregoing: provided, however, that anything herein contained to the contrary notwithstanding, Sellers shall be responsible for those liabilities which are not disclosed to Purchaser before the Closing Date.

     8. Closing. The following provisions shall apply to a closing of the transaction contemplated by this Agreement:
          (a) The closing of the transactions described in this Agreement (the "Closing Date") shall take place on October 1, 1998, or as may be otherwise agreed to by the parties in writing, and shall take place at such place and time as the parties may agree.
          (b)      Each party will comply with their
respective requirements at the Closing and will deliver appropriate documents and payment as called for by this Agreement.

     9.            Termination.  This Agreement may be
terminated and abandoned at any time prior to the Closing Date upon the following conditions:
          (a)      By the mutual consent of the parties;
          (b) By either party by giving written notice to the other party if, in the bona fide judgement of such terminating party, there shall have been a violation of any covenant or agreement set forth herein;
or if any warranty or representation shall be untrue; or if such terminating party should, in his bona fide judgement, believes that the acquisition or sale is inadvisable by reason of any the existence or threat of a liability or obligation of such other person not previously known at the time of this Agreement.

10. Effect of Termination. In the event of the termination and abandonment of the purchase described herein and this Agreement as herein provided in Paragraph IO, notice shall be given to the person to be notified of the termination or abandonment as herein provided, and thereupon this Agreement shall become wholly void and of no effect, and there shall be no liability on the part of any person who is a party hereto, nor any liability for the Board of Directors, stockholders, officers or directors of PetHealth or any other party to this Agreement. Provided, however, each party reserves the right to bring any action for breach of this Agreement if such termination was not made in accordance with the provisions hereof. If any funds were paid to the Seller or any Stock transferred to the Purchaser prior to the termination as herein provided, then in such event, all sums will be returned to the Purchaser and all Stock will be returned to the Seller.

       Nature and Survival of Representations. All representations, warranties and covenants made by a party to this Agreement shall survive the execution of this Agreement and the consummation of the transactions contemplated hereby. All of the parties hereto are executing and carrying out the provisions of this Agreement. and relying solely upon the representations, warranties and covenants contained in this Agreement and not upon any investigation upon which they or it might have made or any representation, warranties. agreements, promises or information. written or oral made by the other party, or by persons other than as specifically set forth herein

12.                 Miscellaneous.  The following
miscellaneous provisions shall apply to this Agreement:
          (a)       Counterparts.  This Agreement may be
executed simultaneously in two or more counterparts,
each of which shall be deemed an original, but all of
which together shall constitute one and the same
instrument.
          (b)        Entire Agreement.  This Agreement
constitutes the entire agreement among the parties
pertaining to the subject matter hereof, and supersedes
all prior and contemporaneous agreements and
understandings of the parties in connection herewith.
There are no oral promises, conditions, representations,
understandings, interpretations or terms of any kind as
conditions or inducements to the execution of this
Agreement.
          (c)        Successors.  This Agreement shall be
binding upon the parties hereto, and inure to the
benefit of the parties, and their respective successors
in interest and assigns.
          (d)        Further Assurances.  At any time and
from time to time after the date hereof, each party will
execute such additional instruments and take such action
as may be reasonably requested by the other party to
confirm or perfect title to any property transferred
hereunder or otherwise to carry out the intent and purposes of this Agreement.
          (e)        Waiver.  Any failure on the part of any
party hereto to comply with any of the obligations,
agreements or conditions hereunder may be waived in
writing by the party to whom such compliance is owed.
          (f)         Notices.  All notices and
communications hereunder shall be made in writing and
shall be deemed to have been given if delivered in
person or sent by prepaid, first class, registered or
certified mail, return receipt requested to each party
hereto at the address set forth herein.
          (g)         Severability.  The parties to this
Agreement hereby agree and affirm that none of the above
provisions is dependent upon the validity or of any
other provisions, and if any part of this Agreement is
deemed to be unenforceable, the balance of the Agreement
shall remain in full force and effect.
          (h)          Finder's Fees.  The parties hereto
acknowledge that no other party has acted as a finder in
this transaction.
          (i)          Headings.  The section and subsection
headings in this Agreement are inserted for convenience
only, and shall not affect in any way the meaning or
interpretation of this Agreement.
          (j)          Governing Law.  The validity,
interpretation and effect of this Agreement shall be
governed exclusively by the laws of the State of New
York without giving effect to the principles of
conflicts of laws thereof.  The parties agree that any
action. proceeding or claim arising out of or in any way
relating to this Agreement shall be brought and enforced in
the courts of the State of New York or of the United States
of America for the Southern District of New York and each
irrevocably submits to such jurisdiction.  The parties
hereby irrevocably waive any objection to such jurisdiction
or inconvenient forum.  Any such process or summons to be
served upon any of the parties may be served by
transmitting a copy thereof by registered or certified
mail, return receipt requested, postage prepaid, to the
address set forth below hereof Such mailing shall be
deemed personal service and shall be legal and binding
upon the party served in any action. proceeding or
claim.
          (k)          Amendment.  This Agreement or any
provision hereof, may not be changed, waived, terminated
or discharged except by means of a written supplemental
instrument signed by the party or parties against whom
enforcement of the change, waiver, termination or
discharge is sought.
                 IN WITNESS WHEREOF, the parties have
executed this Agreement on the above written date.
JAGERTON RESEARCH LIMITED
By:/s/
       -----------------------------
PETHEALTH SYSTEMS, INC.
By:/s/
       ------------------------------
/s/
   ---------------------------------
SHAREHOLDERS REPRESENTATIVE